Exhibit 10.14

SHARE CANCELLATION AGREEMENT

This Share Cancellation Agreement (this “Agreement”) is entered into as of February 22, 2016, by and among Moxian, Inc. (the “Company”), and each of the entities named on Schedule A hereto (the “Holders”), with reference to the following facts:

A.        Each Holder beneficially owns the number of shares set forth opposite such Holder’s name on Schedule A.

B.        In connection with the anticipated public offering of the company’s common stock, par value $0.001 per share (the “Common Stock”), the Company desires to cancel that number of shares (the “Moxian Shares”) set forth opposite each Holder’s name on Schedule A.

C.        The cancellation of the Moxian Shares requires the consent of each Holder.

NOW, THEREFORE, in consideration of the foregoing and for the promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Cancellation of Shares. The Moxian Shares issued to the Holder are hereby cancelled.

2.        Payment to the Holder. Each Holder hereby agrees that no payment shall be made to the Holder in connection with the cancellation of the Moxian Shares and the Holder does not have any right, claim or interest of any kind whatsoever in or to the Company or any of its affiliates.

3.        Release of Claims. The Holder, on behalf of its directors, shareholders, officers, legal representatives, affiliates and related entities hereby releases and forever discharges the Company, and its respective past, present and future officers, directors, partners, principals, agents, employees, affiliates, related entities, successors and assigns from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys’ fees and liabilities whatsoever, whether based on contract, tort, statutory or other legal or equitable theories of recovery, and whether known or unknown, asserted or unasserted, which in any way are based upon, arise out of or relate to the Moxian Shares. The parties intend that this Agreement cover all claims or possible claims based upon, arising out of or related to those matters referred to in the foregoing release, whether such claims or possible claims are known, unknown or hereafter discovered.

4.        Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of laws principles. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. This Agreement may be executed in original, facsimile or other electronic counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. The parties shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary to carry out and effect the terms of this Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous oral and written agreements and understandings with respect to such subject matter. This Agreement may not be amended except in writing signed by all of the parties hereto. This Agreement shall not be construed against any party hereto by virtue of the fact that such party drafted (or caused its counsel to draft) any provision of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of February 22, 2016.

MOXIAN, INC.

By:	/s/ Tan Meng Dong James
Name:	Tan Meng Dong James
Title:	Director

GOOD EASTERN INVESTMENT HOLDINGS LIMITED

By:	/s/ Tan Meng Dong James
Name:	Tan Meng Dong James
Title:	Director

MOXIAN CHINA LIMITED

By:	/s/ Ng Ka Lam
Name:	Ng Ka Lam
Title:	Director

STELLAR ELITE LIMITED

By:	/s/ Tan Meng Dong James
Name:	Tan Meng Dong James
Title:	Director

Share Cancellation Agreement

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SCHEDULE A

Name	Number of Shares Beneficially Owned	Number of Moxian Shares
Good Eastern Investment Holdings Limited	39,960,000	19,980,000
Moxian China Limited	70,410,162	35,205,081
Stellar Elite Limited	79,320,000	39,660,000

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